Exhibit 99.1

PRESS RELEASE

Viasat to Sell Its Link 16 Tactical Data Links Business to L3Harris Technologies for $1.96 Billion

Represents approximately 35% of Government Systems segment revenue

CARLSBAD, Calif., October 3, 2022 — Viasat Inc. (NASDAQ: VSAT), a global leader in satellite communications, today announced it has entered into a definitive agreement to sell its Link 16 Tactical Data Links (TDL) business to L3Harris Technologies for $1.96 billion, subject to customary transaction adjustments in accordance with the agreement. The sale is expected to result in cash proceeds to Viasat of approximately $1.8 billion net after estimated taxes, fees, and other expenses.

Viasat’s Link 16 Tactical Data Link business is part of its Government Systems segment. Over the past 25 years, the business has grown to be a leading provider of Link 16 TDL products and solutions. The sale of the business includes the Multifunctional Information Distribution System (MIDS) platforms and associated next-generation Link 16 terminals and handheld radios, as well as the Link 16 to space business.

“This transaction will transform our balance sheet, reduce cash interest obligations, and sharpen strategic focus while enabling continued growth opportunities for the Link 16 business and assuring our customers of a competitive, innovative and reliable source for their future needs. The Link 16 Tactical Data Links business has been an important contributor to Viasat’s growth and earnings and the transaction recognizes the value created by our outstanding team. L3Harris has been a long-time Link 16 strategic partner and has a portfolio that will benefit significantly from these capabilities. Looking ahead, the ViaSat-3 constellation and the Inmarsat acquisition both create greater forward-looking government systems growth opportunities in space-based businesses with more R&D, capital and operational synergies,” said Mark Dankberg, CEO and Chairman of the Board, Viasat.

“Acquiring Viasat’s TDL product line will amplify our existing capabilities as a leading provider of resilient networking solutions,” said Christopher E. Kubasik, L3Harris CEO and Chair. “Global national security requirements are increasing rapidly in this sector, and now we will be able to advance JADC2 and broaden our multi-function, multi-domain mission solutions through integration with Link 16.”

The Link 16 TDL business had approximately $400 million of revenue and an estimated $125 million of Adjusted EBITDA for the 12 months ended June 30, 2022, the latter being burdened by the estimated amount of allocable overhead and corporate expenses expected approximately one year after closing.

Viasat intends to use the proceeds of the Link 16 TDL sale to reduce net leverage and increase liquidity. Pro forma for the Link 16 TDL sale, standalone net leverage as of June 30, 2022 would have decreased from 4.2x to approximately 1.4x LTM Adjusted EBITDA. Further, the proceeds from the sale are expected to reduce the combined Viasat and Inmarsat net leverage following the closing of the Inmarsat acquisition by approximately 0.7 of a turn by June 30, 2023. Viasat expects proceeds to fully fund path to positive free cash flow, including the proposed Inmarsat transaction, with lower leverage and less cash interest.

After giving pro forma effect to the Link 16 TDL sale, Viasat’s Government Systems segment would have generated approximately $700 million in annual revenue for the 12 months ended June 30, 2022. Moving forward, this segment will focus on three core areas: broadband and narrowband Satcom services, networking and technology; information assurance and cybersecurity; and an emerging portfolio of space-based services, including LEO to GEO relay and networks for a range of earth observation and sensor systems, alternate position, navigation and timing (PNT) and space situational awareness.

The Inmarsat transaction continues to proceed as expected. Both of these transactions will better support Viasat’s transition to earning a greater proportion of revenues from recurring services-based models. Pro forma for the Link 16 TDL sale and the Inmarsat acquisition, Viasat expects recurring services revenue to increase to approximately 77% of total combined revenues.

The Link 16 TDL sale is expected to close in the first half of calendar year 2023 and is subject to regulatory approvals and customary closing conditions. Viasat received approval for the Link 16 TDL sale from Inmarsat’s equity sponsors.

J.P. Morgan Securities LLC is serving as lead financial advisor and PJT Partners is serving as financial advisor to Viasat. Latham & Watkins LLP is serving as legal advisor to Viasat.

Forward-Looking Statements

This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements include, among others, statements that refer to the proposed divestiture of our Link 16 Tactical Data Links business to L3Harris (referred to herein as the “Link 16 TDL sale”) and any statements regarding the expected timing, costs and benefits thereof, and timing or satisfaction of regulatory and other closing conditions; the pending acquisition of Inmarsat (together with the Link 16 TDL sale, the “Transactions”) and anticipated operations, financial position, liquidity, performance, prospects or growth opportunities following the closing of the Transactions; the performance and anticipated benefits of our ViaSat-3 class satellites and any future satellite we may construct or acquire; the expected completion, capacity, service, coverage, useful life and other features of our satellites, and the timing, cost, economics and other benefits associated therewith; projections of earnings, revenue, costs or other financial items in FY2023 and beyond; anticipated growth and trends in our business or key markets; future economic conditions and performance; the development, customer acceptance and anticipated performance of technologies, products or services; anticipated growth opportunities within our business segments; construction and launch of our ViaSat-3 constellation; plans, objectives and strategies for future operations; and other characterizations of future events or circumstances, are forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. Factors that could cause actual results to differ materially include: risks and uncertainties related to the Transactions, including the failure to obtain, or delays in obtaining, required regulatory approvals or clearances for either Transaction; the risk that any such approval may result in the imposition of conditions that could adversely affect us or the expected benefits of the Transactions; the failure to satisfy any of the closing conditions to the Transactions on a timely basis or at all; the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement for either Transaction; the ability to realize anticipated benefits of the Transactions; our ability to successfully integrate Inmarsat operations, technologies and employees; our ability to realize the anticipated benefits of the ViaSat-3 class satellites and any future satellite we may construct or acquire; unexpected expenses related to our satellite projects; our ability to successfully implement a services-based business model; capacity constraints in our business in the lead-up to the launch of services on our ViaSat-3 satellites; risks associated with the construction, launch and operation of satellites, including the effect of any anomaly, operational failure or degradation in satellite performance; the impact of the COVID-19 pandemic on our business, suppliers, consumers, customers, and employees or the overall economy; our ability to successfully develop, introduce and sell new technologies, products and services; audits by the U.S. Government; changes in the global business environment and economic conditions; delays in approving U.S. Government budgets and cuts in government defense expenditures; our reliance on U.S. Government contracts, and on a small number of contracts which account for a significant percentage of our revenues; reduced demand for products and services as a result of continued constraints on capital spending by customers; changes in relationships with, or the financial condition of, key customers or suppliers; our reliance on a limited number of third parties to manufacture and supply our products; increased competition; introduction of new technologies and other factors affecting the communications and defense industries generally; the effect of adverse regulatory changes (including changes affecting spectrum availability or permitted uses) on our ability to sell or deploy our products and services; changes in the way others use spectrum; our inability to access additional spectrum, use spectrum for additional purposes, and/or operate satellites at additional orbital locations; competing uses of the same spectrum or orbital locations that we utilize or seek to utilize; the effect of recent changes to U.S. tax laws; our level of indebtedness and ability to comply with applicable debt covenants; our involvement in litigation, including intellectual property claims and litigation to protect our proprietary technology; and our dependence on a limited number of key employees. In addition, please refer to the risk factors contained in our SEC filings available at www.sec.gov, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to revise or update any forward-looking statements for any reason.

This press release includes stand-alone financial information of Viasat, as well as pro forma information that gives effect to the Link 16 TDL sale for the periods indicated, and certain pro forma combined financial information that both gives pro forma effect to the Link 16 TDL sale and combines financial information of Inmarsat for the periods indicated. Pro forma and pro forma combined financial information has been prepared for illustrative purposes only and is not necessarily indicative of what the actual financial position or results of operations would have been had the applicable Transaction(s) been completed on the first day of the period presented and does not include all pro forma adjustments that would be required for pro forma presentation under US GAAP.

About Viasat

Viasat is a global communications company that believes everyone and everything in the world can be connected. For over 35 years, Viasat has helped shape how consumers, businesses, governments and militaries around the world communicate. Today, the Company is developing the ultimate global communications network to power high-quality, secure, affordable, fast connections to impact people’s lives anywhere they are—on the ground, in the air or at sea. To learn more about Viasat, visit: www.viasat.com, go to Viasat’s Corporate Blog, or follow the Company on social media at: Facebook, Instagram, LinkedIn, Twitter or YouTube.

Copyright © 2022 Viasat, Inc. All rights reserved. Viasat, the Viasat logo and the Viasat signal are registered trademarks of Viasat, Inc. All other product or company names mentioned are used for identification purposes only and may be trademarks of their respective owners.

Viasat, Inc. Contacts

Deb Green, Public Relations—Corporate, +1 (678) 395-0122, PR@viasat.com

Paul Froelich/Peter Lopez, Investor Relations, +1 (760) 476-2633, IR@viasat.com

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